Exhibit 99.1

NGP Capital Resources Company Announces
Declaration of Quarterly Dividend of $0.12 per Share

Houston, Texas, March 21, 2012 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.12 per common share.  The expected dividend payment date is April 9, 2012 to stockholders of record on April 2, 2012.  It is expected that the dividend will be paid out of ordinary income for tax purposes.

The Company determines the tax characteristics of its dividend distributions as of the end of the fiscal year, based on the taxable income for the full year and distributions paid during the year.  The tax characteristics for dividends paid in 2012 will be reported to each stockholder on Form 1099-DIV after the end of the year.  All dividend distributions in 2011 were paid from ordinary income.

Steve Gardner, President and CEO, stated, “We are establishing a dividend rate for this first quarter that closely matches our current earnings rate.  Although 2011 was an exceptional year for investment realizations, our anticipated earnings for the first quarter of this year reflect the fact that realizations sometimes outpace reinvestment activity in the short term. We believe that our earnings rate for the remainder of 2012 will improve as we redeploy cash proceeds received in 2011.  However, in light of our goal of maintaining annual dividends within a ten percent range of our annual investment company taxable income, we are establishing our current dividend rate based on conservative assumptions, leaving ample room for adjustments later in the year, as warranted.”

About NGP Capital Resources Company
NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in energy-related private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C., an Irving, Texas-based leading investor in the natural resources business.  Together with its affiliates, NGP Energy Capital Management has managed over $9.5 billion in committed capital since 1988.

Forward-Looking Statements
This press release may contain forward-looking statements.  We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:
Please send investment proposals to:
NGP Capital Resources Company 713-752-0062
Kelly Plato (kplato@ngpcrc.com),
Michael Brown (mbrown@ngpcrc.com),
Hans Hubbard (hhubbard@ngpcrc.com), or
Chris Ryals (cryals@ngpcrc.com).

INVESTOR RELATIONS CONTACT:
L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.